Summit Therapeutics Inc. - S-8

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Summit Therapeutics Inc. of our report dated February 20, 2024 relating to the financial statements, which appears in Summit Therapeutics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 1, 2024